Exhibit 99.6

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(Dollar amounts presented in millions, except share data)

On March 9, 2020, Aon and WTW entered into a Business Combination Agreement providing for the combination of the two companies. On April 1, 2020, Aon UK completed its previously announced cancellation scheme of arrangement, pursuant to which Aon Ireland became the public parent company of Aon UK, and all of the members of the board of directors of Aon UK became members of the board of directors of Aon Ireland. In connection with the foregoing, on April 2, 2020, Aon UK assigned all of its rights and obligations under the Business Combination Agreement to Aon Ireland, and Aon Ireland assumed all such rights and obligations. Under the terms of the Business Combination Agreement, Aon has agreed to acquire the entire issued ordinary share capital of WTW, which acquisition, is to be implemented by way of a court-sanctioned scheme of arrangement to be undertaken by WTW under Chapter 1, Part 9 of the Companies Act.

At the effective time of the scheme, (a) WTW shareholders will be entitled to receive 1.08 newly- issued Aon Shares in exchange for each WTW Share held by such holders and (b) WTW equity awards will be treated as set forth in the Business Combination Agreement, such that each unexercised WTW option, restricted stock unit, performance stock unit, phantom stock unit or other equity award that is outstanding immediately prior to the effective date will be converted into a corresponding award relating to Aon Shares, with such number of Aon Shares subject to such award and, if applicable, the exercise price applicable to such award determined in accordance with the formulas in the Business Combination Agreement.

The following unaudited pro forma condensed combined statement of financial position as of March 31, 2020 gives effect to the transaction as if it had been completed on March 31, 2020, and the unaudited pro forma condensed combined statements of income for the three months ended March 31, 2020 and the year ended December 31, 2019 give effect to the transaction as if it had been completed on January 1, 2019. The historical consolidated financial information has been adjusted to give effect to pro forma events that are (i) directly attributable to closing the transaction, (ii) factually supportable, and (iii) with respect to the pro forma condensed combined statements of income, expected to have continuing impact on the results of the combined company.

The following unaudited pro forma condensed combined financial statements have been prepared by Aon in accordance with Article 11 of Regulation S-X promulgated by the SEC, have been presented for informational purposes only and are not necessarily indicative of the financial position or results of operations that the combined company would have realized had the transaction been completed on the dates indicated, nor are they meant to be indicative of any anticipated or future financial position or results of operations that the combined company will experience following the transaction. The pro forma adjustments are estimates based upon available information and certain assumptions that Aon management believes are reasonable under the circumstances, which are described in the accompanying notes to the unaudited pro forma condensed combined financial statements. Actual results may differ materially from the assumptions used within and while preparing the unaudited pro forma condensed combined financial statements. In addition, the unaudited pro forma condensed combined statements of income do not include any cost savings, operating synergies, or revenue enhancements, that may be realized subsequent to the transaction or the impacts of any non-recurring activity and one-time transaction-related or integration-related costs.

The following unaudited pro forma condensed combined statement of income for the year ended December 31, 2019 is based on, has been derived from and should be read in conjunction with the historical audited financial statements of Aon (which are available in Aon’s Annual Report on Form 10-K for the year ended December 31, 2019, including amendments and additions disclosed on Form 8-K issued April 1, 2020) and the historical audited financial statements of WTW (which are available in WTW’s Annual Report on Form 10-K for the year ended December 31, 2019). The following unaudited pro forma condensed combined statement of income for the three months ended March 31, 2020 and unaudited pro forma condensed combined statement of financial position as of March 31, 2020 are based on, have been derived from and should be read in conjunction with the historical unaudited financial statements of Aon for the three months ended March 31, 2020 (which is available in Aon’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020) and the historical unaudited financial statements of WTW for the three months ended March 31, 2020 (which is available in WTW’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020).

Aon plc Unaudited Pro Forma Condensed Combined Statement of Income

For the Three Months Ended March 31, 2020

	Historical
(millions, except per share data)	Aon	WTW	Reclassification	Pro Forma Adjustments	Note Reference	Pro Forma Combined
Revenue
Total revenue	$3,219	$2,466	$—	$—		$5,685

Expenses
Compensation and benefits	1,522	1,394	—	—		2,916
Information technology	111	—	56	—	3a	167
Premises	73	—	62	—	3a	135
Depreciation of fixed assets	41	98	—	—		139
Amortization and impairment of intangible assets	97	121	—	215	4d	433
Transaction and integration expenses	—	9	(9)	—	3b	—
Other general expense	342	484	(109)	—	3a, 3b	717

Total operating expenses	2,186	2,106	—	215		4,507

Operating income	1,033	360	—	(215)		1,178
Interest income	2	—	—	—		2
Interest expense	(83)	(61)	—	—		(144)
Other income (expense)	29	92	—	—		121

Income from continuing operations before income taxes	981	391	—	(215)		1,157
Income tax expense	(189)	(78)	—	49	5a	(218)

Net income from continuing operations	792	313	—	(166)		939

Net income (loss) from discontinued operations	(1)	—	—	—		(1)

Net income	791	313	—	(166)		938
Less: Net income attributable to noncontrolling interests	19	8	—	—		27

Net income attributable to Aon shareholders	$772	$305	$—	$(166)		$911

Basic net income per share attributable to Aon shareholders
Net income	$3.31					$2.44

Diluted net income per share attributable to Aon shareholders
Net income	$3.29					$2.43

Weighted average ordinary shares outstanding—basic	233.2					373.2

Weighted average ordinary shares outstanding—diluted	234.5					375.1

Aon plc Unaudited Pro Forma Condensed Combined Statement of Income

For the Year Ended December 31, 2019

	Historical
(millions, except per share data)	Aon	WTW	Reclassification	Pro forma Adjustments	Note Reference	Pro forma Combined
Revenue
Total revenue	$11,013	$9,039	$—	$—		$20,052

Expenses
Compensation and benefits	6,054	5,249	—	—		11,303
Information technology	494	—	199	—	3a	693
Premises	339	—	266	—	3a	605
Depreciation of fixed assets	172	240	—	—		412
Amortization and impairment of intangible assets	392	489	—	1,015	4d	1,896
Transaction and integration expenses	—	13	(13)	—	3b	—
Other general expense	1,393	1,719	(452)	—	3a, 3b	2,660

Total operating expenses	8,844	7,710	—	1,015		17,569

Operating income	2,169	1,329	—	(1,015)		2,483
Interest income	8	—	—	—		8
Interest expense	(307)	(234)	—	—		(541)
Other income (expense)	1	227	—	—		228

Income from continuing operations before income taxes	1,871	1,322	—	(1,015)		2,178
Income tax expense	(297)	(249)	—	226	5a	(320)

Net income from continuing operations	1,574	1,073	—	(789)		1,858

Net income (loss) from discontinued operations	(1)	—	—	—		(1)

Net income	1,573	1,073	—	(789)		1,857
Less: Net income attributable to noncontrolling interests	(41)	(29)	—	—		(70)

Net income attributable to Aon shareholders	$1,532	$1,044	$—	$(789)		$1,787

Basic net income per share attributable to Aon shareholders
Net income	$6.42					$4.72

Diluted net income per share attributable to Aon shareholders
Net income	$6.37					$4.69

Weighted average ordinary shares outstanding—basic	238.6					378.6

Weighted average ordinary shares outstanding—diluted	240.6					381.2

Aon plc Unaudited Pro Forma Condensed Combined Statement of Financial Position

As of March 31, 2020

	Historical
(millions, except nominal value)	Aon	WTW	Reclassification	Pro forma Adjustments	Note Reference	Pro forma Combined
Assets
Current assets
Cash and cash equivalents	$690	$898	$—	$(570)	6b	$1,018
Short-term investments	170	—	—	—		170
Receivables, net	3,554	2,594	—	—		6,148
Fiduciary assets	12,401	15,589	—	—		27,990
Other current assets	530	469	—	—		999

Total current assets	17,345	19,550	—	(570)		36,325
Goodwill	8,293	11,162	—	8,565	4c, 6a	28,020
Intangible assets, net	746	3,360	—	7,900	4b	12,006
Fixed assets, net	666	974	—	—		1,640
Operating lease right-of-use assets	897	906	—	—		1,803
Deferred tax assets	638	—	80	(32)	3c, 6d	686
Prepaid pension	1,164	915	—	—		2,079
Other non-current assets	533	860	(80)	—	3c	1,313

Total assets	$30,282	$37,727	$—	$15,863		$83,872

Liabilities and equity
Liabilities
Current liabilities
Accounts payable and accrued liabilities	$1,549	$—	$767	$174	3d, 6a, 6e	$2,490
Short-term debt and current portion of long-term debt	1,884	697	—	(174)	6b	2,407
Fiduciary liabilities	12,401	15,589	—	—		27,990
Other current liabilities	1,277	858	713	—	3e	2,848
Current lease liabilities	—	151	(151)	—	3e	—
Deferred revenue and accrued expenses	—	1,329	(1,329)	—	3d	—

Total current liabilities	17,111	18,624	—	—		35,735
Long-term debt	6,227	5,177	—	(396)	6b	11,008
Non-current operating lease liabilities	910	914	—	—		1,824
Deferred tax liabilities	189	501	—	1,526	6d	2,216
Pension, other postretirement, and postemployment liabilities	1,655	1,261	—	—		2,916
Provision for liabilities	—	541	(541)	—	3f	—
Other non-current liabilities	930	320	541	—	3f	1,791

Total liabilities	27,022	27,338	—	1,130		55,490

Equity
Ordinary shares—$0.01 nominal value	2	—	—	2	4a	4
Treasury stock	—	(3)	—	3	4a, 6c	—
Additional paid-in capital	6,121	10,703	—	14,373	4a, 6c	31,197
Retained earnings	1,455	2,009	—	(2,091)	6c, 6e	1,373
Accumulated other comprehensive loss	(4,409)	(2,446)	—	2,446	6c	(4,409)

Total Aon shareholders’ equity	3,169	10,263	—	14,733		28,165
Noncontrolling interests	91	126	—	—		217

Total equity	3,260	10,389	—	14,733		28,382

Total liabilities and equity	$30,282	$37,727	$—	$15,863		$83,872

Note 1—Basis of Presentation

The unaudited pro forma condensed combined statement of financial position gives effect to the transaction as if it had been completed on March 31, 2020, while the unaudited pro forma condensed combined statements of income for the three months ended March 31, 2020 and the year ended December 31, 2019 give effect to the transaction as if it had been completed on January 1, 2019. The historical consolidated financial information has been adjusted in the accompanying unaudited pro forma condensed combined financial information to give effect to pro forma events that are (i) directly attributable to the closing of the transaction, (ii) factually supportable and (iii) with respect to the unaudited pro forma condensed combined statements of income, expected to have a continuing impact on the results of the combined company.

The unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting, based on the historical financial information of Aon and WTW. The acquisition method of accounting under ASC 805-20-30-1 requires that the acquirer measure the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at their acquisition-date fair values. Under the acquisition method of accounting, assets acquired and liabilities assumed are generally recorded at their respective fair values as of the date the acquisition is completed.

For pro forma purposes, the fair values of WTW’s identifiable intangible assets to be acquired are based on preliminary estimates of fair values as of March 31, 2020, based on the closing price on an Aon Share on May 1, 2020. For pro forma purposes, the carrying values of WTW’s tangible assets to be acquired and liabilities to be assumed as of March 31, 2020 have been used. Any excess of the purchase price over the fair values of identified assets to be acquired and liabilities to be assumed will be recognized as goodwill. Certain current market-based assumptions were used which will be updated upon the completion of the transaction. Aon management believes that the fair values recognized for the assets to be acquired and liabilities to be assumed are based on reasonable estimates and assumptions. Preliminary fair value estimates of assets and liabilities may change as additional information becomes available and such changes could be material. Refer to Note 4, Preliminary Purchase Price Allocation, for additional information.

Aon believes that the assumptions used in the preparation of the unaudited pro forma condensed combined financial statements provide a reasonable basis for presenting all of the material effects of the transaction and that the pro forma adjustments give appropriate effect to those assumptions that are applied in the unaudited pro forma condensed combined financial statements.

Note 2—Accounting Policies

On the Effective Date, Aon will perform a comprehensive review of WTW’s accounting policies. As a result of this review, management may identify differences between the accounting policies of Aon and WTW, which when conformed, could have a material impact on the financial statements of the combined company. As part of preparing the unaudited pro forma condensed combined financial statements, Aon conducted a preliminary review of the accounting policies of WTW to determine if differences in accounting policies would result in material differences on the unaudited pro forma condensed combined financial statements. Based on this initial review, Aon did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial statements. As a result, the unaudited pro forma condensed combined financial statements do not assume any differences in accounting policies.

Note 3—Reclassification of WTW Historical Financial Information

Certain reclassifications have been made to WTW’s historical financial statements to conform to Aon’s presentation, as follows.

Reclassifications included in the Unaudited Pro Forma Condensed Combined Statements of Income

	For the Three Months Ended March 31, 2020			For the Year Ended December 31, 2019
(millions)	WTW Before Reclassification	Reclassification	WTW After Reclassification	WTW Before Reclassification	Reclassification	WTW After Reclassification	Note Reference
Expenses
Information technology	$—	$56	$56	—	$199	$199	3a
Premises	$—	$62	$62	—	$266	$266	3a
Transaction and integration expenses	$9	$(9)	$—	13	$(13)	$—	3b
Other general expenses	$484	$(109)	$375	1,719	$(452)	$1,267	3a, 3b

•	3a Information technology and Premises expenses within Other general expenses were reclassified to Information technology and Premises.

•	3b Transaction and integration expenses was reclassified to Other general expenses.

Reclassifications included in the Unaudited Pro Forma Condensed Combined Statement of Financial Position

	As of March 31, 2020
(millions)	WTW Before reclassification	Reclassification	WTW After Reclassification	Note Reference
Assets
Deferred tax assets	$—	$80	$80	3c
Other non-current assets	$860	$(80)	$780	3c

Liabilities
Accounts payable and accrued liabilities	$—	$767	$767	3d
Deferred revenue and accrued expenses	$1,329	$(1,329)	$—	3d
Current lease liabilities	$151	$(151)	$—	3e
Other current liabilities	$858	$713	$1,571	3d, 3e
Provision for liabilities	$541	$(541)	$—	3f
Other non-current liabilities	$320	$541	$861	3f

•	3c Deferred tax assets within Other non-current assets was reclassified to Deferred tax assets.

•

3d Accrued expenses within Deferred revenue and accrued expenses was reclassified to Accounts payable and accrued liabilities. Deferred revenue within Deferred revenue and accrued expenses was reclassified to Other current liabilities.

•

3e Current lease liabilities was reclassified to Other current liabilities. Aon’s historic Other current liabilities balance as of March 31, 2020 includes $200 million of current lease liabilities, as disclosed in Aon’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020.

•	3f Provision for liabilities was reclassified to Other non-current liabilities.

Note 4—Preliminary Purchase Price Allocation

Aon has performed a preliminary valuation analysis of the fair market value of WTW’s assets and liabilities. The following table summarizes the allocation of the preliminary purchase price as of the Effective Date.

(in millions)	Amount	Note Reference
Calculation of consideration estimated to be transferred
Fair value of Aon Shares to be issued to WTW shareholders	$24,944	4a
Fair value of Aon equity awards to be issued to WTW equity award holders	134

Fair value of total consideration estimated to be transferred	$25,078

Less recognized amounts of identifiable assets acquired and liabilities assumed
Net book value of assets acquired	$10,263
Less historical WTW goodwill	11,162	4c
Less historical WTW intangible assets	3,360	4b

Adjusted net book value of liabilities assumed	(4,259)
Identifiable intangible assets at fair value	11,260	4b
Fair value and consolidation adjustments	784
Deferred tax impact of fair value adjustments	(2,434)	6d

Net assets acquired	$5,351

Goodwill	$19,727	4c

The preliminary purchase price allocation has been used to prepare pro forma adjustments in the unaudited pro forma condensed combined statement of financial position and unaudited pro forma condensed combined statements of income. The final purchase price allocation will be determined when Aon has completed the necessary detailed valuations and calculations. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments.

Adjustments included in the Unaudited Pro Forma Condensed Combined Statement of Financial Position related to the preliminary purchase price allocation:

•

4a On the Effective Date, WTW shareholders will be entitled to receive 1.08 newly issued Aon Shares in exchange for each WTW Share held. The value of the consideration ultimately transferred will be based on the closing price per share of the Aon Shares on the NYSE on the last trading day prior to the closing date of the transaction. The value of total actual consideration therefore will fluctuate until the closing of the transaction. For purposes of presenting the unaudited pro forma condensed combined financial statements only the valuation of consideration transferred is based on the closing price per share of the Aon Shares on the NYSE on May 1, 2020 of $178.21. Refer to the calculations below.

(in millions, except per share data)	Amount	Note Reference
Preliminary purchase price
Outstanding shares of WTW as of May 1, 2020(3)	129.60
Shares exchange ratio per share	1.08
Ordinary shares of Aon to be issued	139.97
Price per share as of May 1, 2020(2)	$178.21

Fair Value of Aon’s ordinary shares issued(1)	$24,944	4a

(1)	Aon’s estimate of the fair value of the Aon Shares issued includes an approximately $2 million increase to Ordinary Shares of the $0.01 nominal value of shares issued.

(2)	An increase (decrease) of 10% in the price per share of the Aon Shares price would increase (decrease) the fair value allocated to goodwill by approximately $2.5 billion.
(3)	WTW Shares outstanding as of May 1, 2020 include 847,587 vested unissued shares that will be purchased on the closing date of the transaction.

•	4b Reflects the adjustment to recognize the estimated fair value of the acquired WTW intangible assets. Identifiable assets expected to be acquired consist of the following:

(in millions)	As of March 31, 2020
Identifiable intangible assets
Customer related and contract based	$9,048
Tradenames	726
Technology and other	1,486

Estimated fair value of identified intangible assets	11,260

Historical WTW intangible assets	3,360

Pro forma adjustment for estimated fair value of identifiable intangible assets	$7,900

•

4c Goodwill is calculated as the difference between the fair value of the consideration expected to be transferred and the values assigned to the tangible and identifiable intangible assets acquired and liabilities assumed. The following adjustments were made to goodwill:

(in millions)	As of March 31, 2020
Goodwill	$19,727
Historical WTW goodwill	11,162

Pro forma adjustment	$8,565

Adjustments included in the Unaudited Pro Forma Condensed Combined Statements of Income related to the preliminary purchase price allocation:

•

4d To record the pro forma amortization expense on finite-lived intangibles assets. Pro forma amortization has been estimated on a preliminary basis using an accelerated basis (i.e reducing balance) of amortization for the customer related and contract based asset and on a straight line basis of amortization for the tradenames and technology and other assets. The following adjustments were made to amortization:

(in millions)	For the Three Months Ended March 31, 2020	For the Year Ended December 31, 2019
Estimated amortization for acquired finite-lived intangible assets	$336	$1,504
Historical WTW finite-lived intangible amortization	121	489

Pro forma adjustment to amortization and impairment of intangible assets	$215	$1,015

The weighted-average estimated useful life of the finite-lived intangible assets to be acquired is 14 years. An increase (decrease) of 10% in the fair value of finite-lived identifiable intangible assets would increase (decrease) amortization by approximately $34 million for the three months ended March 31, 2020 and by approximately $150 million for the year ended December 31, 2019.

The estimated future amortization of the finite-lived intangible assets to be acquired as of March 31, 2020 as if the transaction had been completed on January 1, 2019 is as follows (in millions):

Remainder of 2020	$1,007
2021	1,204
2022	1,083
2023	978
2024	888
2025	809
Thereafter	3,451

Total	$9,420

Note 5—Unaudited Pro Forma Condensed Combined Statements of Income Adjustments

•

5a Statutory tax rates were applied, as appropriate, to each pro forma adjustment based on the jurisdiction in which the adjustment was expected to occur. In situations where jurisdictional detail was not available, a weighted-average statutory rate of 20% percent was applied to the adjustment. The total effective tax rate of the combined company could differ materially depending on the post-transaction geographical mix, the combined company’s income and other factors.

Note 6—Unaudited Pro Forma Condensed Combined Statement of Financial Position Adjustments

•

6a To record WTW’s estimated remaining transaction-related transaction costs as the unaudited pro forma condensed combined statement of financial position reflects the costs as an increase to Accounts payable and accrued liabilities with a corresponding increase to Goodwill.

•

6b To record WTW’s debt repayment related to the change-in-control provisions in certain of its debt agreements, the unaudited pro forma condensed combined statement of financial position reflects the repayment as a decrease to Cash and cash equivalents with a corresponding decrease in Short-term debt and current portion of long-term debt and Long-term debt.

•	6c Represents the elimination of WTW’s historical Treasury stock, Additional paid-in capital, Accumulated other comprehensive loss and Retained earnings.

•

6d Reflects the adjustment to deferred income taxes resulting from the pro forma transaction-related adjustments. The estimate of deferred income tax assets and liabilities was determined based on the excess book basis over the tax basis of the pro forma adjustments attributable to the assets to be acquired and liabilities to be assumed. The statutory tax rate was applied, as appropriate, to each adjustment based on the jurisdiction in which the adjustment is expected to occur. In situations where jurisdictional detail was not available, a weighted average-statutory rate of 20% was applied to the adjustment. The Deferred tax assets on the unaudited pro forma condensed combined statement of financial position have not been assessed for the need of a valuation allowance or the impact of indefinite reinvestment assertions associated with subsidiary earnings and stock basis. This estimate of deferred income tax assets and liabilities is preliminary and is subject to change based on Aon management’s final determination of the fair value of assets acquired and liabilities assumed by jurisdiction.

•

6e To record Aon’s estimated remaining transaction-related transaction costs as the unaudited pro forma condensed combined statement of financial position reflects the costs as an increase to Accounts payable and accrued liabilities with a corresponding decrease to Retained earnings.

Note 7—Earnings per Share

The unaudited pro forma condensed combined basic and diluted earnings per share for the three months ended March 31, 2020 and the year ended December 31, 2019 have been calculated based on the estimated weighted average shares outstanding as if the shares to be issued in connection with the transaction had been issued and outstanding as of January 1, 2019. Pro forma weighted-average basic and diluted shares outstanding include an estimated 140.0 million and 140.6 million shares, respectively, of Aon common stock to be issued to WTW’s shareholders.

The following table summarizes the calculation of unaudited pro forma condensed combined basic and diluted earnings per share.

(in millions except per share data)	For the Three Months Ended March 31, 2020	For the Year Ended December 31, 2019
Basic EPS
Net income attributed to Combined entity shareholders	$911	$1,787
Weighted-average basic shares outstanding	373.2	378.6

Basic net income per share from continuing operations	$2.44	$4.72

Diluted EPS
Net income from continuing operations	$911	$1,787
Weighted-average shares of common stock outstanding	373.2	378.6
Effect of dilutive securities	1.9	2.6

Weighted-average diluted shares outstanding	375.1	381.2

Diluted net income per share from continuing operations	$2.43	$4.69

Potentially issuable-shares are not included in the computation of diluted net income per share if the inclusion would be antidilutive. There were no shares excluded from the calculation in any of the periods presented.

Book Value Per Share

The following tables summarize the calculation of unaudited pro forma condensed combined book value per share.

	For the Three Months Ended March 31, 2020	For the Year End December 31, 2019
Aon Historical Per Share Data
Earnings per share—basic	$3.31	$6.42
Earnings per share—diluted	3.29	6.37
Cash dividends declared per common share	0.44	1.72
Book value per share (as of period end)	$13.71	$14.54

	For the Three Months Ended March 31, 2020	For the Year End December 31, 2019
WTW Historical Per Share
Earnings per share—basic	$2.36	$8.05
Earnings per share—diluted	2.34	8.02
Cash dividends declared per common share	0.68	2.60
Book value per share (as of period end)	$79.19	$79.08

	For the Three Months Ended March 31, 2020	For the Year End December 31, 2019
Unaudited Pro Forma Combined Per Share Data
Earnings per share—basic	$2.44	$4.72
Earnings per share—diluted	2.43	4.62
Cash dividends declared per common share(1)	0.44	1.72
Book value per share (as of period end)(2)	$75.90	n/a

(1)	The pro forma cash dividends per share are the same as Aon’s historical cash dividends per share.
(2)

Outstanding WTW Shares as of May 1, 2020 were 129.60 million. Using the exchange ratio of 1.08 Aon Shares per WTW Share, the number of shares used in calculating the pro forma book value per share is approximately 139.97 million of Aon Shares to be issued on the Effective Date of the transaction.

	For the Three Months Ended March 31, 2020	For the Year End December 31, 2019
Unaudited Pro Forma Equivalent Per Share Data for WTW
Earnings per share—basic	$1.07	$1.96
Earnings per share—diluted	1.07	1.96
Cash dividends declared per common share(1)	0.44	1.72
Book value per share (as of period end)(2)(3)	$179.17	n/a

(1)	The pro forma cash dividends per share are the same as Aon’s historical cash dividends per share.
(2)

Outstanding WTW Shares as of May 1, 2020 were 129.60 million. Using the exchange ratio of 1.08 Aon Shares per WTW Share, the number of shares used in calculating the pro forma book value per share is approximately 139.97 million of Aon Shares to be issued on the Effective Date of the transaction.

(3)	Reflects WTW historical Shareholders’ equity and Shareholders’ equity pro forma adjustments, excluding the estimated, remaining transaction costs expected to be incurred by Aon.